UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SOTHEBY’S

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Sotheby’s Comments on Director Nominations from Third Point LLC

NEW YORK, February 27, 2014 – Sotheby’s (NYSE: BID) today issued the following statement regarding notice from Third Point LLC submitting nomination for three candidates to stand for election to Sotheby’s Board of Directors at the Company's 2014 Annual Meeting:

Sotheby’s has engaged in extensive discussions with Third Point over the past months in an effort to reach a resolution that would avoid a proxy battle. As part of these discussions, Sotheby’s offered to appoint Daniel S. Loeb to the Sotheby’s Board of Directors, where he would also serve on three committees – the Nominating and Governance Committee, the Audit Committee and the Finance Committee – and proposed customary standstill arrangements.

Sotheby’s is disappointed that Third Point has chosen this path. Sotheby’s had a solid 2013 and 2014 is off to a strong start, with record auction results in many categories, a $300 million special dividend payable to shareholders next month, and a commitment for disciplined investment and ongoing capital return.

Third Point’s actions are particularly unfortunate given the efforts that Sotheby’s has made to reach an agreement with Mr. Loeb. These efforts have included:

•	Sotheby’s offer to appoint Mr. Loeb to the Board of Directors, with roles on three key Board committees;
•
Sotheby’s proactively shared non-public information with Third Point (under a standard confidentiality agreement) and considered its views in developing the Company’s recently announced Capital Allocation and Financial Policy Plan and other initiatives;

•
Feedback from Mr. Loeb, who, in conversations with management, characterized the Company’s Capital Allocation and Financial Policy Plan as the “right approach,” striking a balance between returning capital to shareholders and continuing to invest in the business;

•	Six meetings with Third Point since August 2013, three of which included the lead independent director of Sotheby’s; and
•	Numerous conference calls with Third Point and members of the Company’s Board of Directors and management team.

Sotheby’s Board of Directors and management team are committed to delivering value for all Sotheby’s shareholders. The Company believes the new Capital Allocation and Financial Policy Plan, together with actions Sotheby’s has taken to increase competitiveness and bring complementary expertise to the Board and the leadership team, best position Sotheby’s to build value for its clients and shareholders now and in the future.

Domenico De Sole, Sotheby’s Lead Independent Director, stated, “Sotheby’s is strongly positioned today, with a strategy and executive leadership team led by Bill Ruprecht that has the full confidence of the Board. This team and this strategy are delivering exceptional results for Sotheby’s clients and value to Sotheby’s shareholders. The strength of the Company is reflected in Sotheby’s stock price, which remains near historic highs and has exceeded the S&P Midcap index over the one, five and ten year periods.”

Sotheby’s believes that its Board is best positioned to support the Company’s continued growth and success. The Board is composed of 12 highly qualified directors, 10 of whom are independent, and three of whom joined the Board in the past three years. The directors are active and engaged, with a diversity of professional backgrounds including experience leading and profitably growing other public and private companies with global luxury brands. Directors also have experience in relevant disciplines, including marketing, finance, banking, real estate, client services and law, and have demonstrated success leading corporate change and value creation through financings, capital allocation strategies, and business development.

The Board’s Nominating and Corporate Governance Committee will consider the Third Point nominations in due course. The Board will present its recommended slate of director nominees in Sotheby’s definitive proxy statement and other materials, including the Company’s WHITE proxy card, to be filed with the Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2014 Annual Meeting, which has yet to be scheduled. Sotheby’s shareholders are not required to take any action at this time.

Goldman, Sachs & Co. is serving as financial advisor to Sotheby’s, and Wachtell, Lipton, Rosen & Katz is legal advisor.

Forward-Looking Statements
This release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this release and prior filings and releases, major factors which Sotheby’s believes could cause actual events to differ materially include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the success of Sotheby’s risk reduction and margin improvement efforts, the amount of quality property being consigned to art auction houses, the marketability at auction of such property, the success of Sotheby’s future auction sales and the results and reception of Sotheby’s announced capital allocation and financial review and other initiatives, including but not limited to its cost reduction initiatives, review of its real estate portfolio and related alternatives and its plans and framework for returning capital to stockholders and optimizing its capital structure and financial policies. Please refer to Sotheby’s most recently filed Form 10-Q (and/or 10-K) and other filings for a more comprehensive list of material Risk Factors. Sotheby’s disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Important Additional Information
Sotheby’s, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with Sotheby’s 2014 Annual Meeting of Stockholders. Sotheby’s intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Sotheby’s stockholders. SOTHEBY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Sotheby’s directors and executive officers and their respective interests in Sotheby’s by security holdings or otherwise is set forth in Sotheby’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 26, 2013. To the extent holdings of such participants in Sotheby’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Sotheby’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013 and in Sotheby’s Quarterly Reports on Form 10-Q.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by Sotheby’s with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Sotheby’s investor relations website at http://investor.shareholder.com/bid/index.cfm.  Copies may also be obtained by contacting Sotheby’s Investor Relations by mail at 1334 York Avenue, New York, NY 10021 or by telephone at 800-700-6321 or 212-894-1023.

Contacts:
Press Office | 212 606 7176 | Andrew Gully | Andrew.Gully@Sothebys.com
Investor Relations | 212 894 1023 | Jennifer Park | Jennifer.Park@Sothebys.com
Joele Frank | 212 355 4449 | Steve Frankel / Barrett Golden / Jed Repko